UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EXTREME NETWORKS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTREME NETWORKS, INC.

3585 Monroe Street

Santa Clara, California 95051

(408) 579-2800

October 27, 2003

Dear Stockholder:

You are cordially invited to attend our 2003 Annual Meeting of Stockholders to be held on Wednesday, December 3, 2003 at 10 a.m. Pacific Time at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051. For your convenience, we are also pleased to offer a webcast of the meeting at http://www.extremenetworks.com/aboutus/investor/Default.asp.

At this meeting you are being requested to elect two Class II members of the Board of Directors for a three-year term, to approve an increase in the number of shares authorized for issuance under our Employee Stock Purchase Plan and to ratify the appointment of our independent auditors. Your Board of Directors recommends that you vote in favor of these proposals. Please refer to the Notice of Annual Meeting of Stockholders and Proxy Statement for further information on each of these proposals.

It is important that you use this opportunity to take part in the affairs of Extreme Networks by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented. We also provide our stockholders the opportunity to receive stockholder communications electronically. If you elected electronic delivery of the Proxy Statement and Annual Report on Form 10-K for fiscal year 2003, you will not be receiving a proxy card and must vote electronically. For more information, see “Electronic Delivery of Stockholder Communications.” Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 is also enclosed.

After completion of the scheduled business, we will review the activities of Extreme Networks over the past year and our upcoming plans. If you have any further questions concerning the annual meeting or any of the proposals, please contact Extreme Networks Investor Relations at (408) 579-3030. We look forward to your attendance at the annual meeting.

Yours Very Truly,

Gordon L. Stitt President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 3, 2003

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Extreme Networks, Inc., a Delaware corporation, will be held on Wednesday, December 3, 2003 at 10 a.m. Pacific Time at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051, for the following purposes:

1.	To elect the Class II directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal;

2.	To approve an amendment to the Extreme Networks, Inc. Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be issued under the Employee Stock Purchase Plan by three million (3,000,000) shares;

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2004; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

Stockholders of record at the close of business on October 20, 2003 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to attend and vote at the meeting will be available for review by any stockholder during normal business hours at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051.

BY ORDER OF THE BOARD OF DIRECTORS,

Gordon L. Stitt President & Chief Executive Officer

Santa Clara, California

October 27, 2003

IMPORTANT:

To assure your representation at the meeting, please complete, sign, date and return the enclosed proxy card in the enclosed envelope or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

TO THE PROXY STATEMENT

EXTREME NETWORKS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting of Stockholders of Extreme Networks, to be held on Wednesday, December 3, 2003, or any postponement or adjournment thereof, by the proxy named on the enclosed proxy card for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Voting materials, which include the Proxy Statement, the 2003 Annual Report on Form 10-K for the fiscal year ended June 29, 2003, and the accompanying proxy card, will be first mailed on or about October 28, 2003 to all stockholders entitled to vote at the annual meeting, and, on the same date, electronic versions of these documents will be sent via email to stockholders who have registered for electronic delivery.

Who May Vote

You may vote your Extreme Networks’ common stock if our records show that you owned your shares on October 20, 2003. At the close of business on that date, 117,025,878 shares of Extreme Networks’ common stock were outstanding and eligible to vote. You are entitled to one vote for each share held.

Voting Your Proxy

To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Instructions for voting by telephone, by using the Internet or by mail are on your proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Investor Relations department of Extreme Networks a written revocation or a duly executed proxy bearing a later date or by voting in person at the annual meeting.

For those stockholders who are voting by Internet and received notification by mail, follow these steps:

1.	Log on to www.proxyvote.com. To access an electronic ballot, enter the twelve-digit control number contained in the proxy card or voting instruction form accompanying the Proxy Statement.

2.	Complete the electronic ballot and submit your voting instructions.

3.	Provide your email address if you want confirmation of your voting instructions.

Or, for those stockholders who are voting by Internet and received notification by email, follow these steps:

1.	Log on to www.proxyvote.com. To access an electronic ballot, enter the twelve-digit control number contained in your email message and the personal identification number (PIN) you used when you enrolled for electronic delivery.

2.	The ballot displayed contains Internet links to the applicable materials; read them carefully.

3.	Complete the electronic ballot and submit your voting instructions.

For those stockholders who are voting by telephone, follow these steps:

1.	Dial 1-800-690-6903 using a touch-tone telephone.

2.	You will be prompted to enter the twelve-digit control number contained in the proxy card or voting instruction form accompanying the Proxy Statement.

3.	Follow the instructions the vote voice provides you to submit your voting instructions.

These electronic and telephone voting procedures are valid under Section 212(c)(2) of the Delaware General Corporation Law.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the voting instructions set forth above. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. All shares represented by valid proxies received before the meeting will be voted.

Votes Needed to Hold the Meeting

The annual meeting will be held if a majority of the Extreme Networks’ outstanding shares entitled to vote, whether present in person or represented by proxy, is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting, or have properly submitted a proxy card or voted by telephone or by using the Internet. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Matters to Be Voted On at the Meeting

The following matters will be presented for your consideration at the annual meeting:

1.	A proposal to elect the Class II directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal;

2.	A proposal to amend our Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be issued thereunder by three million (3,000,000) shares;

3.	A proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2004; and

4.	The transaction of such other business as may properly come before the meeting.

Cost of This Proxy Solicitation

We will pay the costs of the solicitation. We may request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who own our common stock and will reimburse them for reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation. We are soliciting proxies electronically through the Internet from stockholders who previously registered to receive proxy materials electronically through the Internet. We have hired Automatic Data Processing, Inc. to manage the tabulation, printing and distribution of our Proxy Statement.

Attending the Meeting

Stockholders may attend our annual meeting by: (1) listening to a webcast at http://www.extremenetworks.com/aboutus/investor/Default.asp or (2) attending in person. The annual meeting will be held at 10 a.m. Pacific Time on Wednesday, December 3, 2003 at the Executive Briefing Center at our headquarters located at 3585 Monroe Street, Santa Clara, California 95051. If you choose to listen to the webcast, go to http://www.extremenetworks.com/aboutus/investor/Default.asp before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can listen to a re-broadcast of the webcast at http://www.extremenetworks.com/aboutus/investor/Default.asp until January 14, 2004.

You may vote shares held directly in your name in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card or proof of identification for entrance to the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing Your Vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy is counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See “Voting Your Proxy” above for further instructions.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

“FOR” the election of the Class II directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal;

“FOR” amendment of our Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be issued thereunder by three million (3,000,000) shares; and

“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2004.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

Electronic Delivery of Stockholder Communications

This year we are pleased to again offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery, you can receive the Annual Report on Form 10-K and the Proxy Statement via email notification as soon as these are available. You may also submit your stockholder votes online. This will help to reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and save on our printing and mailing costs. To sign up for electronic delivery, visit http://www.extremenetworks.com/aboutus/investor/Default.asp and enter information for all of your Extreme Networks’ stockholdings. Your enrollment will be effective until canceled. You may access the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K on the Internet at http://www.extremenetworks.com/aboutus/investor/Default.asp. If you have questions about electronic delivery, please call Extreme Networks Investor Relations at (408) 579-3030.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Extreme Networks’ stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of voting materials, which includes the Proxy Statement, proxy card and the 2003 Annual Report to Stockholders on Form 10-K, to stockholders who share the same address.

How To Obtain A Separate Set of Voting Materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Investor Relations department at: (408) 579-3030, or by writing us at: Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, CA 95051, Attn: Investor Relations.

PROPOSAL ONE:

ELECTION OF DIRECTORS

We have a classified Board of Directors consisting of two Class I directors, three Class II directors and two Class III directors. The current term of the Class II directors will expire on the date of the upcoming annual meeting. One of the Class II directors, Lawrence K. Orr, has decided not to stand for re-election. At the recommendation of the Board of Directors’ Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election at the 2003 annual meeting to Class II of the Board of Directors are Bob L. Corey and Peter Wolken, who are both currently members of the Board of Directors of Extreme Networks. Please see below for information concerning each nominee. If elected, Messrs. Corey and Wolken will serve as directors until the annual meeting of stockholders in 2006 and until their successor are elected and qualified or until their earlier resignation or removal. The Board of Directors currently has a mandatory retirement age of seventy, and pursuant to such policy, Mr. Wolken intends to retire from the Board in May 2004.

If Messrs. Corey and Wolken decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for such substitute nominee as the Nominating and Corporate Governance Committee or the Board of Directors may designate. For further detail regarding the Board of Directors, refer to “STRUCTURE OF THE BOARD OF DIRECTORS.”

Vote Required

The person receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the annual meeting of stockholders will be elected. Votes for and against, abstentions and broker non-votes will be counted as present in determining if a quorum is present; however, abstentions and broker non-votes will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

Following is a profile for the Class II director nominees to be elected at the upcoming annual meeting and for each Class I and Class III director. With the exception of Mr. Corey, the stockholders previously elected each of these directors to the Board of Directors. Mr. Corey was elected to the Board of Directors on October 23, 2003 by a vote of the Board of Directors.

Nominees to Serve as Class II Directors for a Three-Year Term Expiring at the 2006 Annual Meeting

Bob L. Corey.    Mr. Corey has served as Executive Vice President and Chief Financial Officer for Thor Technologies, Inc., a provider of enterprise provisioning software since May 2003. Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey served as Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, from May 1998 to April 2000, and in February 1999, Mr. Corey was elected to its Board of Directors. Forte Software, Inc. completed a merger with Sun Microsystems, Inc., a computer hardware and applications company, in October 1999. Mr. Corey served as Executive Vice President and Chief Financial Officer of SyQuest Technology Inc., a provider of removable storage solutions, from July 1997 to April 1998. Mr. Corey also serves on the Board of Directors of iManage, Inc., a publicly traded company and provider of enterprise content management software, and acts as Chairman of the Audit Committee.

Peter Wolken.    Mr. Wolken has served as a director of Extreme Networks since May 1996. He currently serves as General Partner of AVI Management Partners, which manages various private venture capital limited partnerships. He co-founded AVI Management Partners in 1981. Mr. Wolken serves as a director of LGC Wireless Inc., a privately-held provider of LAN-based wireless in-building networks for voice and Internet access, and is an advisor to K-T Ventures LLC, an affiliated investment arm of KLA-Tencor Corporation, a supplier of process control and yield management solutions for the semiconductor industry. Mr. Wolken is also a Special Limited Partner of Diamondhead Ventures LP, Menlo Park, California and Greenstone Venture Associates, Vancouver, B.C., Canada. Mr. Wolken holds a B.F.T. in International Marketing from the American Graduate School for International Management and a B.S. in Mechanical Engineering from the University of California, Berkeley.

Class II Director Serving a Term Expiring at the 2003 Annual Meeting

Lawrence K. Orr.    Mr. Orr has served as a director of Extreme Networks since May 1996. Since January 1991, he has been General Partner of Trinity Ventures, the general partner of a privately held group of venture capital partnerships, and he was an employee of Trinity Ventures from 1989 to 1991. Mr. Orr currently serves as president of Trinity Management Corporation and as a director of several privately held companies. Mr. Orr holds an M.B.A. from Stanford University and a B.A. in Mathematics from Harvard University.

Class I Directors Serving a Term Expiring at the 2005 Annual Meeting

Gordon L. Stitt.    Mr. Stitt co-founded Extreme Networks in May 1996 and has served as President, Chief Executive Officer and a director of Extreme Networks since its inception. From 1989 to 1996, Mr. Stitt worked at another company he co-founded, Network Peripherals, Inc., a designer and manufacturer of high-speed networking technology. He served first as its Vice President of Marketing, then as Vice President and General Manager of the OEM Business Unit. Mr. Stitt currently serves as a director of Megasense, Inc., a privately-held photonics component company. Mr. Stitt holds an M.B.A. from the Haas School of Business of the University of California, Berkeley and a B.S.E.E./Computer Science from Santa Clara University.

Kenneth Levy.    Mr. Levy has served as a director of Extreme Networks since October 2001. Mr. Levy co-founded KLA Instruments Corporation in 1975 (now KLA-Tencor Corporation after a merger in 1997). Since July 1, 1999, he has been Chairman of the Board and a director of KLA-Tencor, a supplier of process control and yield management solutions for the semiconductor industry. From July 1998 until June 30, 1999, he was the Chief Executive Officer and a director of KLA-Tencor, and from April 30, 1997 until June 30, 1998, he served as its Chairman of the Board. From 1975 until April 30, 1997, he was Chairman of the Board and Chief Executive Officer of KLA Instruments Corporation. In addition to KLA-Tencor, Mr. Levy currently serves on the following publicly traded company boards of directors: Ultratech Inc., a semiconductor company, and Juniper Networks, a provider of Internet networking infrastructure solutions. Mr. Levy holds an MSEE from Syracuse University and a BSEE from City College of New York.

Class III Directors Serving a Term Expiring at the 2004 Annual Meeting

Charles Carinalli.    Mr. Carinalli has served as a director of Extreme Networks since October 1996 and is currently a Principal of Carinalli Ventures. From 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From November 2000 to November 2001, Mr. Carinalli served as Chairman of Clearwater Communications, Inc., a privately-held telecommunications company. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan, Inc., a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor, Inc., a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli currently serves as a director of several privately held companies and Fairchild Semiconductor, a publicly traded semiconductor company. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.

Promod Haque.    Mr. Haque has served as a director of Extreme Networks since May 1996. Mr. Haque joined Norwest Venture Partners in November 1989 and is currently Managing General Partner of Norwest Venture Partners VII and Norwest Venture Partners VIII, General Partner of Norwest Venture Partners VI and

General Partner of Norwest Equity Partners V and IV. Mr. Haque currently serves as a director of Redback Networks, Inc., a provider of network edge solutions and SPSS, Inc., a developer of statistical software products. Mr. Haque also serves as a director of several privately held companies. Mr. Haque holds a Ph.D.E.E. and a M.S.E.E. from Northwestern University, an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University and a B.S.E.E. from the University of Delhi, India.

The following table provides information concerning the age and background of our directors and nominees as of October 27, 2003.

Name	Principal Occupation with Extreme Networks	Age	Director Since
Class I directors whose terms expire at the 2005 annual meeting of stockholders:
Gordon L. Stitt	Chairman of the Board, President and Chief Executive Officer	47	1996
Kenneth Levy	Director	61	2001

Class II director whose term expires at the 2003 annual meeting of stockholders:
Lawrence K. Orr	Director	46	1996

Class III directors whose terms expire at the 2004 annual meeting of stockholders:
Charles Carinalli	Director	55	1996
Promod Haque	Director	55	1996

Class II director nominees for the term to expire at the 2006 annual meeting of stockholders:
Bob. L. Corey	Director	52	2003
Peter Wolken	Director	69	1996

Directors’ Compensation

Other than as described below, we do not currently compensate our directors in cash for their service as members of the Board of Directors, although the directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. All directors are eligible to receive stock option grants under our stock option plans at the discretion of the Board of Directors.

On June 11, 2003, Charles Carinalli, Promod Haque, Kenneth Levy, Lawrence Orr and Peter Wolken were each granted options to purchase 30,000 shares of our common stock at an exercise price of $5.78 per share as compensation for services rendered during fiscal year 2003. For further detail, see “Security Ownership of Certain Beneficial Owners and Management.” The June 11, 2003, option grants were fully vested at the time of issuance. No other compensation or benefits were paid to the directors in fiscal year 2003.

Beginning in fiscal year 2004, new Board of Directors members will receive an initial stock option grant of 50,000 shares with a three-year vesting schedule upon appointment to the Board of Directors. Annually after their initial appointment, each Board member will receive a 30,000-share stock option grant on the day following the annual stockholders meeting vesting in full after one year. In addition, the Board of Directors adopted a policy to award an annual cash retainer of $25,000, payable quarterly, to the Audit Committee member designated as an Audit Committee financial expert, as defined in the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 30, 2003, certain information with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and director nominee of Extreme Networks, and (iv) all executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, CA 95051.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned(3)
5% Stockholders
Putnam LLC	5,796,387	(4)	5.0
One Post Office Square Boston, Massachusetts 02109
Norwest Limited LP, LLLP	6,276,024	(5)	5.4
Sixth and Marquette Minneapolis, Minnesota 55478
Wells Fargo & Company	6,965,518	(6)	6.0
420 Montgomery Street San Francisco, California 94163

Directors and Executive Officers
Gordon L. Stitt	4,028,246	(7)	3.4
Stephen Haddock	2,128,590	(8)	1.8
Harold L. Covert	0	(9)	*
Lawrence K. Orr	241,231	(10)	*
Christopher N. Todd	433,000	(11)	*
Alexander J. Gray	145,833	(12)	*
Promod Haque	1,529,670	(13)	1.3
Charles Carinalli	569,111	(14)	*
Peter Wolken	178,770	(15)	*
Kenneth Levy	122,154	(16)	*

Director Nominee
Bob L. Corey	1,388	(17)	*

All executive officers and directors as a group (11 persons)	11,745,095	(18)	10.0

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the original 1996 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares upon termination of employment at a price equal to the option exercise price.
(3)	Calculated on the basis of 117,030,515 shares of common stock outstanding as of September 30, 2003, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after September 30, 2003 are deemed to be outstanding for purposes of calculating that stockholder’s percentage of beneficial ownership. These shares are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

(4)	According to the Schedule 13G/A filed by the stockholder with the Securities and Exchange Commission on February 14, 2003, Putnam LLC (“PI”) beneficially owned and had shared dispositive power over 5,796,387 shares, of which PI had shared voting power over 407,601 shares. PI is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., its parent holding company. PI has two wholly-owned subsidiaries – Putnam Investment Management, LLC (“PIM”) and the Putnam Advisory Company (“PAC”). PIM serves as the investment adviser to the Putnam family of mutual funds; PAC serves as the investment adviser to Putnam’s institutional clients. Included in the shares beneficially owned by PI, PIM beneficially owned and had shared dispositive power over 5,485,580 shares with shared voting power over 283,569 shares and PAC beneficially owned and had shared dispositive power over 310,807 shares with shared voting power over 124,032 shares.
(5)	According to the Schedule 13G filed by Wells Fargo & Company with the Securities and Exchange Commission on February 14, 2003, Norwest Limited LP, LLLP beneficially owned, had sole dispositive power and the sole voting power over 6,276,024 shares. Norwest Limited LP, LLLP is a subsidiary of Wells Fargo & Company, a parent holding company.
(6)	According to the Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 14, 2003, Wells Fargo & Company beneficially owned 6,965,518 shares, had sole dispositive power over 6,944,444 shares, shared dispositive power over 21,074 shares and sole voting power over 6,926,668 shares.
(7)	Includes 25,375 shares held by the Stitt Living Trust. Mr. Stitt and his wife are trustees and beneficiaries of the Stitt Living Trust dated November 16, 1996. Includes 380,000 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003. On May 5, 2003, Mr. Stitt surrendered to Extreme Networks stock options representing an aggregate of 1,650,000 shares previously granted to him. Such surrendered stock options are not reflected in the table above.
(8)	Includes 250,000 shares that are subject to options that may be exercised within 60 days of September 30, 2003. On May 5, 2003, Mr. Haddock surrendered to Extreme Networks stock options representing an aggregate of 855,000 shares previously granted to him. Such surrendered stock options are not reflected in the table above.
(9)	Subsequent to fiscal year end, Mr. Covert terminated his employment relationship with us. On May 5, 2003, Mr. Covert surrendered to Extreme Networks all stock options previously granted to him.
(10)	Includes 139,895 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(11)	Includes 433,000 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(12)	Includes 145,833 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(13)	Includes 132,672 shares owned by a family partnership in which Mr. Haque is the general partner and his wife and three children are limited partners. Includes 998,578 shares owned by Norwest Venture Partners VIII, LP and 50,593 shares owned by NVP Entrepreneurs Fund VIII, LP. Mr. Haque is the managing partner of Itasca VC Partners VIII, LLP, which is the general partner of Norwest Venture Partners VIII, LP and NVP Entrepreneurs Fund VIII, LP. Includes 139,895 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(14)	Includes 129,216 shares held by Charles Peter Carinalli and/or Connie Sue Carinalli, Trustees of the Carinalli Living Trust dated April 24, 1996. Includes 439,895 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(15)	Includes 38,875 shares owned by the Wolken Family Trust. Mr. Wolken is a trustee and beneficiary of the Wolken Family Trust. Includes 139,895 shares that are subject to options that may be exercised within 60 days of September 30, 2003.
(16)	Includes 82,083 shares that are subject to stock options that may be exercised within 60 days of September 30, 2003.
(17)	Includes 1,388 shares subject to stock options that may be exercised within 60 days of September 30, 2003. These shares are part of an option grant of 50,000 shares granted on October 23, 2003 that vests monthly over three years.
(18)	Includes all shares referenced in notes 7 through 16 above.

Securities Authorized For Issuance Under Equity Compensation Plans

We currently maintain four compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the Amended 1996 Stock Option Plan and the Employee Stock Purchase Plan, which have been approved by stockholders, and the 2000 and 2001 Nonstatutory Stock Option Plans, which have not been approved by stockholders.

The following table summarizes our equity compensation plans as of June 29, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,461,371	(1)	$6.98	23,530,844	(2)
Equity compensation plans not approved by security holders	3,094,469	(3)	$8.37	4,797,184	(4)

Total	11,555,840		$7.35	28,328,028

(1)	These options were issued under the Amended 1996 Stock Option Plan.
(2)	Of this amount, 22,340,159 shares were available for issuance under the Amended 1996 Stock Option Plan and 1,190,685 shares were available for issuance under the Employee Stock Purchase Plan.
(3)	Of this amount, 255,301 shares were issued under the 2000 Nonstatutory Stock Option Plan and 2,839,168 shares were issued under the 2001 Nonstatutory Stock Option Plan. Excludes 351,702 outstanding options with an average exercise price of $1.38 that were assumed in connection with acquisitions. No additional options are available for future issuance under such acquired plans.
(4)	Of this amount 3,721,599 shares were available for issuance under the 2000 Nonstatutory Stock Option Plan and 1,075,585 shares were available for issuance under the 2001 Nonstatutory Stock Option Plan.

Material Features of the 2000 Nonstatutory Stock Option Plan

In March 2000, the Board of Directors adopted the 2000 Nonstatutory Stock Option Plan. Options may be granted to purchase common stock, pursuant to actions by the Board of Directors, to eligible participants. Generally, only non-officer employees are eligible to participate in this stock plan, except that options to purchase common stock may be granted to officers under this stock plan in connection with written offers of employment. A total of 4,000,000 shares have been reserved under this stock plan. Options are subject to vesting over a period of time as determined by the board of directors, generally four years. The term of this stock plan is ten years. As of June 29, 2003, 3,721,599 shares were available for future grant under this stock plan.

Material Features of the 2001 Nonstatutory Stock Option Plan

In May 2001, the Board of Directors adopted the 2001 Nonstatutory Stock Option Plan. Options may be granted to purchase common stock, pursuant to actions by the Board of Directors, to eligible participants. Generally, only non-officer employees are eligible to participate in this stock plan, except that options to purchase common stock may be granted to officers under this stock plan in connection with written offers of employment. A total of 4,000,000 shares have been reserved under this stock plan. Options are subject to vesting over a period of time as determined by the board of directors, generally four years. The term of this stock plan is ten years. As of June 29, 2003, 1,075,585 shares were available for future grant under this stock plan.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

In January 1999 the Board of Directors adopted the Extreme Networks Employee Stock Purchase Plan, also referred to as the Stock Purchase Plan, and the stockholders approved the adoption of the Stock Purchase Plan in February 1999. The Stock Purchase Plan permits eligible employees to acquire shares of Extreme Networks common stock through periodic payroll deductions during certain offering periods at a designated price as described in more detail below.

A total of 4,000,000 shares of common stock have been reserved for issuance under the Stock Purchase Plan. As of September 30, 2003, an aggregate 3,176,961 shares have been issued under the Stock Purchase Plan. Accordingly, 823,039 shares remain available for issuance. If we do not receive stockholder approval to increase the Stock Purchase Plan reserve, then we anticipate our current reserve of 823,039 shares to be depleted in the third quarter of fiscal year 2004.

The Board of Directors believes that approval of this amendment is in the best interests of Extreme Networks and our stockholders. The Board of Directors believes that the opportunity to participate in the Stock Purchase Plan, which allows the purchase of shares at a discount from market price, is important to attract and retain qualified employees essential to the success of Extreme Networks and is important to provide such persons with incentives to perform in the best interest of Extreme Networks.

Summary of the Provisions of the Stock Purchase Plan.

The following summary of the Stock Purchase Plan is qualified in its entirety by the specific language of the Stock Purchase Plan, a copy of which is available to any stockholder upon request.

General.    The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Each participant in the Stock Purchase Plan is granted at the beginning of each offering period under the plan the right to purchase through accumulated payroll deductions up to a specified number of shares of the common stock of Extreme Networks. The purchase right is automatically exercised on the last day of each purchase period within the offering unless the participant has withdrawn from the Stock Purchase Plan prior to such date.

Shares Subject to Plan.    Currently, a maximum of four million (4,000,000) of Extreme Networks’ authorized but unissued or reacquired shares of common stock may be issued under the Stock Purchase Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in Extreme Networks’ capital structure or in the event of any merger, sale of assets or other reorganization of Extreme Networks. The Board of Directors has amended the Stock Purchase Plan, subject to stockholders approval, to increase the share reserve by three million (3,000,000) shares to seven million (7,000,000) shares. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the Stock Purchase Plan.

Administration.    The Stock Purchase Plan is administered by the Board of Directors. Subject to the provisions of the Stock Purchase Plan, the Board of Directors determines the terms and conditions of purchase rights granted under the Stock Purchase Plan. The Board of Directors will interpret the Stock Purchase Plan and purchase rights granted thereunder, and all determinations of the Board of Directors will be final and binding on all persons having an interest in the Stock Purchase Plan or any purchase rights. The Stock Purchase Plan provides, subject to certain limitations, that Extreme Networks will indemnify any director, officer or employee against all reasonable expenses, including attorney’s fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Stock Purchase Plan.

Eligibility.    Any of our employees or employees of any present or future parent or subsidiary corporation of Extreme Networks designated by the Board of Directors for inclusion in the Stock Purchase Plan is eligible to participate in an offering to purchase stock under the Stock Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and more than five months per calendar year. However, no employee who owns or holds stock options to purchase, or as a result of participation in the Stock Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of Extreme Networks or of any parent or subsidiary corporation of Extreme Networks is entitled to participate in the Stock Purchase Plan. As of September 30, 2003 approximately 750 of our employees were eligible to participate in the Stock Purchase Plan.

Offerings.    Generally, each offering of our common stock under the Stock Purchase Plan is for a period of twelve months. Offering periods commence on the first day of February, May, August and November of each year and end on the last day of the following April, July, October and January, respectively. Each offering period is generally comprised of four three-month purchase periods. Shares are purchased on the last day of each purchase period. The Board of Directors may establish a different term for one or more offerings periods or purchase periods or different commencement or ending dates for an offering period or a purchase period, provided that no offering may have a term exceeding 27 months.

Participation and Purchase of Shares.    Participation in the Stock Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an offering period. Payroll deductions may not exceed 15% (or such other rate as the Board determines) of an employee’s compensation for any pay period during the offering period. Once an employee becomes a participant in the Stock Purchase Plan, that employee will automatically participate in each successive offering period which begins after the final purchase date until such time as that employee withdraws from the Stock Purchase Plan, becomes ineligible to participate in the Stock Purchase Plan, or terminates employment. Subject to certain limitations, each participant in an offering has a purchase right equal to the number of whole shares determined by dividing the participant’s aggregate payroll deduction by the applicable purchase price for the purchase period. During any calendar year, no participant may accrue the right to purchase under the Stock Purchase Plan shares of our common stock having a fair market value exceeding $25,000 (measured by the fair market value of our common stock on the first day of the relevant offering period). In addition, no more than 1,250 shares may be purchased by a participant on a purchase date, and no more than an aggregate of 400,000 shares may be purchased by all Stock Purchase Plan participants on a given purchase date. At the end of each purchase period, we issue to each participant in the offering the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during that purchase period by the purchase price, subject to the limitations set forth above. The price per share at which shares are sold generally equals 85% of the lesser of the fair market value per share of our common stock on the first day of the offering period or the purchase date. The fair market value of our common stock on any relevant date generally will be the closing price per share on such date as reported on the Nasdaq National Market. On September 30, 2003, the closing price of our common stock as reported on the Nasdaq National Market was $6.32 per share. Any payroll deductions under the Stock Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next purchase period or offering period. A participant may withdraw from an offering at any time without affecting his eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

Change-in-Control.    The Stock Purchase Plan provides that, in the event of a change-in-control, the acquiring or successor corporation may assume our rights and obligations under the Stock Purchase Plan or substitute substantially equivalent purchase rights for such corporation’s stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding purchase rights, a final purchase date will be specified by the Board of Directors on a date to occur on or before the date of the change-in-control. Any purchase rights that are not assumed, substituted for, or exercised prior to the change-in-control will terminate.

Termination or Amendment.    The Stock Purchase Plan will continue until terminated by the Board of Directors or until all of the shares reserved for issuance have been issued. The Board of Directors may at any time amend or terminate the Stock Purchase Plan, except that the approval of Extreme Networks’ stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Stock Purchase Plan, or changing the definition of the corporations which may be designated by the Board of Directors as corporations the employees of which may participate in the Stock Purchase Plan.

Summary of Federal Income Tax Consequences of the Stock Purchase Plan.    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Stock Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. A participant recognizes no taxable income either as a result of commencing participation in the Stock Purchase Plan or purchasing shares of our common stock under the terms of the Stock Purchase Plan. If a participant disposes of shares purchased under the Stock Purchase Plan within either two years from the first day of the applicable offering period or within one year from the purchase date, known as disqualifying dispositions, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant’s holding period is more than twelve months. If the participant disposes of shares purchased under the Stock Purchase Plan at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of dispositions over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period in which the shares were purchased will constitute ordinary income in the year of death. Extreme Networks should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed to Extreme Networks.

Shares Purchased by Certain Persons

The aggregate numbers of shares of our common stock purchased by certain persons under the Stock Purchase Plan since its inception through September 30, 2003 are as follows: (i) Gordon L. Stitt, President and Chief Executive Officer, 8,274 shares; (ii) Stephen Haddock, Vice President and Chief Technology Officer, 9,761 shares; (iii) Alexander J. Gray, Vice President and Chief Operating Officer, no shares; (iv) Harold L. Covert, former Vice President and Chief Financial Officer, 5,503 shares; (v) Christopher N. Todd, Senior Vice President, Worldwide Sales, no shares; (vi) all current executive officers as a group, an aggregate of 28,815 shares; and (vii) all employees, including current officers who are not executive officers, as a group, an aggregate of 3,148,146 shares. None of our directors who are not executive officers are eligible to participate in the Stock Purchase Plan. Since its inception, no shares have been issued under the Stock Purchase Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Stock Purchase Plan.

Vote Required and Board of Directors Recommendation.    The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and entitled to vote, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of the vote. The Board of Directors believes that the proposed amendment to the Stock Purchase Plan to increase the share reserve by 3,000,000 shares from 4,000,000 shares to 7,000,000 shares is in the best interests of Extreme Networks and its stockholders as discussed above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 3,000,000 SHARES FROM 4,000,000 SHARES TO 7,000,000 SHARES.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP to serve as independent auditors to audit the financial statements of Extreme Networks for the fiscal year ending June 27, 2004. Ernst & Young LLP has acted in this capacity since its appointment in fiscal year 1997. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to Extreme Networks for the fiscal years ended June 30, 2002 and June 29, 2003 by Ernst & Young LLP:

	Fiscal Year 2003	Fiscal Year 2002
Audit Fees	$1,195,000	$638,000
Audit-Related Fees	$46,000	$309,000
Tax Fees	$567,000	$625,000
All Other Fees	$554,000	$422,000

Audit-related fees billed during fiscal years 2002 and 2003 were for services provided in connection with the Sarbanes-Oxley Act of 2002. The tax fees billed during fiscal years 2002 and 2003 related to domestic and foreign tax-planning and tax return preparation. All other fees billed during fiscal years 2002 and 2003 were for services provided in connection with export compliance reviews and statutory audits.

Representatives of Ernst & Young LLP normally attend most meetings of the Audit Committee. The Audit Committee pre-approves the engagement of Ernst & Young LLP for all audit and non-audit services. The Audit Committee on an annual basis reviews the audit and non-audit service performed by Ernst & Young LLP, and reviews and approves the fees charged by Ernst & Young LLP. The Audit Committee has considered the role of Ernst & Young LLP in providing tax and audit services and other non-audit services to Extreme Networks and has concluded that such services are compatible with Ernst & Young LLP’s independence as Extreme Networks’ auditors.

Vote Required and Board of Director’s Recommendation

Stockholder ratification of the selection of Ernst & Young LLP as independent auditors is not required by the Extreme Networks bylaws or otherwise. The Board of Directors, however, is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Extreme Networks and its stockholders.

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS EXTREME NETWORKS’ INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2004.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information for fiscal years 2003, 2002 and 2001 concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of June 29, 2003.

		Annual Compensation							Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus(1)			Other Annual Compensation(2)		Awards: Option Shares(3)
Gordon L. Stitt President, Chief Executive Officer and Chairman	2003 2002 2001	$220,000 100,833 183,333	(5) (5)	$	— — 39,600	(4) (4)		$92 — —	— 750,000 600,000

Stephen Haddock Vice President and Chief Technical Officer	2003 2002 2001	$200,000 91,667 166,667	(5) (5)	$	— 24,000 24,000			$1,740 — —	— 385,000 300,000

Harold L. Covert(6) Former Chief Financial Officer	2003 2002 2001	$350,000 330,256 —		$	— 76,879 —		$	— — —	— 1,150,000 —

Christopher N. Todd(7) Senior Vice President – Worldwide Sales	2003 2002 2001	$345,711 354,584 —		$	— 58,334 —		$	— — —	— 850,000 —

Alexander J. Gray(8) Vice President and Chief Operating Officer	2003 2002 2001	$277,083 — —		$	— — —			$1,750 — —	500,000 — —

(1)	Bonuses are based on performance. See “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”
(2)	Represents discretionary matching contributions made by Extreme Networks under its tax-qualified employee savings and retirement plan, commonly known as a 401(k) plan.
(3)	All option shares were granted under the Amended 1996 Stock Option Plan, with the exception of new hire grants in fiscal year 2002 to Mr. Covert of 450,000 shares and to Mr. Todd of 850,000 shares, which were granted under the 2001 Nonstatutory Stock Option Plan. On May 5, 2003, Mr. Covert surrendered to Extreme Networks all options previously granted to him.
(4)	In fiscal year 2002, Mr. Stitt was eligible for an executive bonus but declined to accept an executive bonus until Extreme Networks demonstrated further progress in meeting designated corporate financial objectives. In fiscal year 2003, Mr. Stitt was eligible for an executive bonus but Extreme Networks did not pay any executive bonuses to any executive officer as a result of not meeting the requisite performance levels.
(5)	As a result of Extreme Networks’ performance during the economic downturn, effective May 1, 2001, Messrs. Stitt and Haddock voluntarily agreed to a reduction of their annual salaries to $1.00. While the Board of Directors approved reinstatement of their respective salaries effective October 1, 2001, the voluntary reduction remained in effect until January 15, 2002.
(6)	Mr. Covert was an executive officer as of the 2003 fiscal year end, but subsequently terminated his employment relationship with us.
(7)	Mr. Todd joined Extreme Networks during fiscal year 2002 to serve as Senior Vice President – Worldwide Sales. Mr. Todd’s fiscal year 2003 compensation is comprised of a base salary of $200,000 and sales commissions of $145,711.
(8)	Mr. Gray joined Extreme Networks during fiscal year 2003 to serve as Vice President and Chief Operating Officer.

STOCK OPTIONS GRANTED DURING FISCAL YEAR 2003

The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended June 29, 2003 to the persons named in the Summary Compensation Table.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)		% of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price Per Share(3)	Market Price on Date of Grant	Expiration Date	5% ($)	10% ($)
Alexander J. Gray	500,000	(4)	10.94	$7.14	$7.14	9/18/12	2,245,154	5,689,661

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the rules of the Securities and Exchange Commission, and do not represent our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the continued employment of option holders through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2)	All options granted in fiscal year 2003 were under our 1996 Amended Stock Option Plan. See “EXECUTIVE COMPENSATION– Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”
(3)	All options were granted at fair market value on the grant date. None of the options granted may be exercised prior to vesting in accordance with the terms of each option grant agreement.
(4)	Option vests over four years; 25% of the shares vest one year after the hire date and the remaining shares vest in equal monthly installments over the following 36 months.

Option Exercises and Fiscal Year 2003 Year-End Values

The following table provides the specified information concerning exercises of options to purchase our common stock in the fiscal year ended June 29, 2003, and unexercised options held as of June 29, 2003, by the persons named in the Summary Compensation Table. A portion of the shares subject to these options are not yet vested, and would be subject to repurchase by us at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested. There were no exercises of options by any of the officers in the Summary Compensation Table during the fiscal year ended June 29, 2003. In May 2003, Messrs. Stitt, Haddock and Covert surrendered to Extreme Networks stock options previously granted to them representing 1,650,000 shares, 855,000 shares and 1,150,000 shares, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Exercisable(2)	Unexercisable(3)	Exercisable(2)	Unexercisable(3)
Gordon L. Stitt	380,000	—	$974,700	$—
Stephen Haddock	250,000	—	641,250	—
Harold L. Covert	—	—	—	—
Christopher N. Todd	312,500	537,500	—	—
Alexander J. Gray	—	500,000	—	—

(1)	Based on a market value of $5.44, the closing price of our common stock on June 27, 2003, as reported on The Nasdaq Stock Market, less the exercise price.

(2)	Represents shares that are vested and/or immediately exercisable. All options shares were granted under our 1996 Amended Stock Option Plan, with the exception of new hire grants in fiscal year 2002 to Mr. Covert of 450,000 shares and to Mr. Todd of 850,000 shares, which were granted under the 2001 Nonstatutory Stock Option Plan.
(3)	Represents shares that are unvested and not immediately exercisable.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Pursuant to the terms of our offer of employment to Alexander J. Gray, our Vice President and Chief Operating Officer, Mr. Gray is entitled to a lump sum payment equal to six months of his then effective base salary in the event that we terminate Mr. Gray for a reason other than “cause,” as defined in Mr. Gray’s offer of employment.

In connection with his termination of employment with us, Harold L. Covert, our former Chief Financial Officer, agreed to serve us in a consulting capacity and is entitled to receive payments in an amount equal to his then effective base salary for a six-month period which began on September 30, 2003. In addition, we have agreed to pay Mr. Covert’s premiums for continued group health insurance coverage during the same six-month period.

As a result of Extreme Networks’ performance during the economic downturn, effective July 1, 2003, Messrs. Stitt and Haddock voluntarily agreed to a reduction of their annual salaries by 50% for the first and second quarters of fiscal year 2004. The voluntary reduction will remain in effect until January 1, 2004. See “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”

On July 17, 2001, the Board of Directors ratified and approved an amended policy regarding the acceleration of vesting of shares subject to options for officers and directors upon a change-in-control. The amended policy defines a change-in-control as a single or series of sales or exchanges of voting stock, a merger or consolidation, the sale, or transfer of all or substantially all of the assets, or a liquidation wherein the stockholders immediately before the change-in-control do not retain, immediately after the change-in-control, more than 50% of the total combined voting power of Extreme Networks or the corporation to which the assets were transferred. This amended policy applies to all options granted to executive officers and directors after July 17, 2001. The policy provides as follows:

1.    For Officers of Extreme Networks: (i) as of the effective date of the change-in-control, the number of vested shares shall be equal to the number of vested shares determined pursuant to the applicable vesting schedule in the option grant agreement, plus fifty percent (50%) of the difference between the number of option shares and the number of vested shares determined pursuant to the applicable vesting schedule in the option grant agreement, rounded down to the nearest whole number; and (ii) after the effective date of the change-in-control, the remaining shares of stock subject to the option that are not vested shares shall vest in equal monthly installments over one-half of the period beginning on the effective date of the change-in-control and ending upon termination of the vesting schedule in the option grant agreement, subject to the officer’s continuous service with Extreme Networks.

2.    For Directors of Extreme Networks: in the event of a change-in-control that occurs prior to the director’s termination of service with Extreme Networks, the shares subject to options shall be fully vested.

Prior to adopting the above amended policy regarding the acceleration of vesting of shares subject to options for officers and directors, we entered into agreements with each executive officer and director providing for certain benefits in the event of a change-in-control. These agreements provide for accelerated vesting of shares subject to options granted to officers and directors in the event of a change-in-control as defined in the agreement between such officer or director and Extreme Networks. The options granted to officers and directors pursuant to these agreements have, over the passage time, become fully vested, surrendered to Extreme Networks, terminated due to the officer’s or director’s departure from Extreme Networks or exchanged in the Voluntary Option

Exchange Program (See the REPORT OF THE COMPENSATION COMMITTEE ON THE VOLUNTARY OPTION EXCHANGE PROGRAM). Any options granted prior to July 17, 2001 to an officer or director and subject to an agreement providing for accelerated vesting of shares subject to options upon a change-in-control, are either terminated or fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise disclosed in this proxy statement, during the fiscal year ended June 29, 2003, there was not, nor is there any currently proposed transaction or series of similar transactions to which Extreme Networks was or is to be a party in which the amount involved exceeds $60,000, and in which any executive officer, director or holder of more than 5% of any class of voting securities of Extreme Networks and members of that person’s immediate family had or will have a direct or indirect material interest.

We entered into indemnification agreements with each of the executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in the fiscal year ended June 29, 2003, except that a statement of changes in beneficial ownership of securities with respect to one transaction by Peter Wolken was not timely filed.

STRUCTURE OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of seven directors. The directors are divided into three classes – Class I, Class II and Class III, with each class consisting of nearly the same number of directors as possible and each class having a three-year term. The Class I directors are Messrs. Gordon L. Stitt and Kenneth Levy. The Class II directors are Messrs. Bob L. Corey, Peter Wolken and Lawrence K. Orr, but Mr. Orr has decided not to stand for re-election at the 2003 annual meeting of stockholders. The Class III directors are Messrs. Charles Carinalli and Promod Haque.

The structure of the Board of Directors is staggered, so that Class II, Class III and Class I directors will serve until the annual meetings of stockholders to be held in 2003, 2004 and 2005, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The Board of Directors elects our President, Chief Financial Officer and Secretary. All other executive officers are elected by the Board of Directors or, in the case of Assistant Secretary, by the Secretary. All officers serve at the discretion of the Board of Directors. Each of our officers and directors, other than non-employee directors, devotes his full time to the affairs of Extreme Networks. Our non-employee directors devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees.

The Board of Directors held 14 meetings during the fiscal year ended June 29, 2003. No director serving on the Board of Directors in fiscal year 2003 attended fewer than 75% of such meetings of the Board of Directors and the committees on which he serves.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter that has been approved by the Board of Directors.

The members of the Audit Committee during fiscal year 2003 were Messrs. Charles Carinalli, Promod Haque and Lawrence K. Orr. Because Mr. Orr is not standing for re-election as a Class II director, effective immediately after the 2003 Annual Meeting of stockholders, Mr. Orr will no longer be a member of the Board of Directors or the Audit Committee. Upon joining the Board of Directors on October 23, 2003, Mr. Corey was appointed to the Audit Committee and designated as the Audit Committee financial expert as defined by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

The Audit Committee retains our independent auditors, reviews and approves the planned scope, proposed fee arrangements and terms of engagement of the independent auditors, reviews the results of our annual audit, evaluates the adequacy of accounting and financial controls, reviews the independence of our auditors, and oversees Extreme Networks’ financial reporting on behalf of the Board of Directors. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by Extreme Networks regarding questionable accounting or auditing matters, including the anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, the Audit Committee reviews with our independent auditors the scope and timing of their audit services and any other services they are asked to perform, the independent auditors’ report on our consolidated financial statements following completion of their audit, and our critical accounting policies and procedures and policies with respect to our internal accounting and financial controls. The Audit Committee held twelve meetings during the fiscal year ended June 29, 2003. For more information about the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE” below.

The members of the Compensation Committee during fiscal year 2003 were Messrs. Charles Carinalli, Promod Haque and Peter Wolken. The Compensation Committee discharges the Board of Director’s responsibilities relating to the compensation for our executive officers and directors, including salaries, bonus levels and stock option grants. The Compensation Committee held four meetings during the fiscal year ended June 29, 2003. For more information about the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” below.

The members of the Nominating and Corporate Governance Committee during fiscal year 2003 were Messrs. Promod Haque and Kenneth Levy. The Nominating and Corporate Governance Committee identifies, reviews, evaluates and nominates candidates to serve on the our Board of Directors, is responsible for recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to Extreme Networks, and assists the Board of Directors in its annual reviews of the performance of the Board, each committee and management. The Nominating and Corporate Governance Committee held one meeting in fiscal year 2003.

The Nominating and Corporate Governance Committee has not received from stockholders any recommendations for nominees, and has not established procedures for considering any recommendations it might receive; however, it will duly consider any such recommendations, provided that timely notice of such nominations have been given in writing addressed to the Secretary in accordance with our bylaws. Stockholder recommended nominees to be presented at the fiscal year 2004 annual meeting must be received by us at our principal executive offices, no later than June 30, 2004.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the quality of our financial statements and our financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, our independent auditors, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States. Members of the Audit Committee are not full-time employees of Extreme Networks and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting and auditing. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee relies on the integrity of those persons and organizations within and outside Extreme Networks from whom it receives information and the accuracy of the financial and other information provided to the Audit Committee.

The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. In January 2003, the Audit Committee adopted a revised Audit Committee charter to reflect the new rules and standards issued by the Securities and Exchange Commission. A copy of our revised Audit Committee charter is attached as Annex A.

The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed under the Statement on Auditing Standards No. 61 Communication with Audit Committees. The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Extreme Networks that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their consideration of our internal controls in connection with their audit, our internal audits and the overall quality of our financial reporting. Additionally, the Audit Committee has discussed and reviewed the audited financial statements with management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 29, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended ratification of our independent auditors for the fiscal year ending June 27, 2004.

The aggregate fees billed for professional services rendered for the audit of our annual financial statements by Ernst & Young LLP for fiscal year 2003 and for their review of the interim financial statements included in our Forms 10-Q for fiscal year 2003 were $1,195,000. The aggregate fees billed for professional services rendered by Ernst & Young LLP, other than the audit fees, were $1,167,000. These fees were for professional services including domestic and foreign tax-planning, tax return preparation, statutory audits and export compliance reviews.

AUDIT COMMITTEE

Charles Carinalli

Promod Haque

Lawrence Orr

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Extreme Networks under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Extreme Networks specifically incorporates such information by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) is comprised of three independent, non-employee members of our Board of Directors. The Committee is responsible for setting and administering policies governing the annual compensation of our executive officers. The Committee periodically reviews the performance and compensation levels for executive officers and makes adjustments as warranted by competitive conditions or other circumstances.

Compensation Philosophy

Our philosophy concerning compensation for executive officers is to directly link their compensation to continuous improvements in our performance and increased stockholder value. The key elements of this philosophy are as follows:

1.    provide a competitive total compensation package that enables us to attract, retain and reward executive officers who contribute to our success;

2.    establish incentives that relate to our annual and long-term business strategies and objectives; and

3.    provide variable compensation that is directly linked to the performance of Extreme Networks and stockholder return.

Consistent with this philosophy, the compensation package offered to executive officers includes: (i) base salary, (ii) variable incentive awards in the form of performance bonuses, and (iii) long-term, equity incentives in the form of stock options.

Base Salary

The Committee annually assesses the performance and sets the salary of the President and Chief Executive Officer, Gordon L. Stitt. The Committee also conducts an annual review of base salaries for all other executive officers and makes adjustments based on (i) salary recommendations from Mr. Stitt, (ii) individual performance evaluations of executive officers for the previous year, (iii) financial results from the previous year, and (iv) published salary surveys for companies of comparable size in the technology sector. Furthermore, the Committee sets both financial- and operational-based objectives and goals, including sales and spending forecasts for the upcoming year, to determine salaries for the executive officers.

As a result of our performance during the prolonged downturn in the economy, and in particular the technology sector, and as a part of our cost control efforts, effective July 1, 2003, Mr. Stitt and Mr. Haddock voluntarily requested the Committee to approve a reduction of their salaries by 50% for the first and second quarters of fiscal year 2004. The voluntary reduction will remain in effect until January 1, 2004. The Committee agreed to honor these requests.

For more information regarding the compensation and employment arrangements of Mr. Stitt and other executive officers, see “EXECUTIVE COMPENSATION-Compensation of Executive Officers and Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

Executive Bonuses

To reinforce the attainment of our goals, the Committee believes that a significant portion of the annual compensation of our executive officers should be in the form of executive bonuses. The Committee believes that this type of bonus program, in which bonuses are based on Extreme Networks attaining strategic and financial goals and other objectives set by the our Board of Directors, properly aligns the interests of our executive officers with the interests of our stockholders. We administer an Executive Bonus Program by which each of our executive officers can earn a cash bonus for the fiscal year. Under this program, the Committee sets a level of performance for Extreme Networks based on the above measures, which must be attained before any bonuses are awarded.

The Committee establishes an amount that may be awarded to each of our executive officers. The amount for fiscal year 2003 was based on two weighted components. Operating profit goals account for 70% of such amount and quality goals account for the remaining 30%.

Each executive officer’s bonus is based on a percentage of the base salary paid to such executive officer as the Committee determines, which in fiscal year 2003, was 60% for the Chief Executive Officer, 50% for the Senior Vice President–Worldwide Sales and 40% for all other executive officers.

The Chief Executive Officer may in his discretion reduce a bonus payable to an executive officer, based upon the Chief Executive Officer’s evaluation of such executive officer’s job performance or other factors deemed appropriate. In fiscal year 2003, we did not achieve our corporate financial performance targets, so no executive bonuses were paid. See “EXECUTIVE COMPENSATION–Summary Compensation Table.”

Stock Options

The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. Therefore, we periodically grant stock options to executive officers under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. Additionally, in February 2003, Extreme Networks amended the 2001 Nonstatutory Stock Option Plan and 2000 Nonstatutory Stock Option Plan to provide for the right to receive stock appreciation right awards, restricted stock awards and awards of bookkeeping units representing the right to receive shares of stock on one or more future dates.

The Committee determines the amount and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to Extreme Networks, previous option grants to such executive officers, as well as recruitment and retention considerations. Option grants vest in accordance with vesting schedules determined for each grant as appropriate to assist in retaining and motivating key employees. Variations in vesting schedules may also represent equitable adjustments as a result of significant fluctuations in the market price of our stock over time. During fiscal year 2003, the Committee approved a new hire option grant for 500,000 shares to Alexander J. Gray. Additionally, Messrs. Stitt, Haddock and Covert surrendered to Extreme Networks stock options granted to them representing 1,650,000 shares, 855,000 shares and 1,150,000 shares, respectively. See “Stock Option Grants in Fiscal Year 2003” above.

Chief Executive Officer Compensation

Mr. Stitt’s compensation as President and Chief Executive Officer for fiscal year 2003 was established by the Committee in accordance with the guidelines described above. In addition, the Committee considers certain incentive objectives based on our performance as it relates to revenue levels and earnings-per-share levels, as well as compensation levels of President/Chief Executive Officers of companies of comparable size in the technology industry.

As a result of our performance during the prolonged downturn in the economy, and in particular the technology sector, effective July 1, 2003, Mr. Stitt voluntarily requested the Committee to approve a reduction of his salary by 50% for the first and second quarters of fiscal year 2004. The voluntary reduction will remain in effect until January 1, 2004.

Mr. Stitt’s salary for fiscal year 2003 was $220,000 and the Board of Directors did not grant him any stock options. We did not meet some of our financial performance goals for fiscal year 2003 and therefore Mr. Stitt did not receive an executive bonus award.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

We have considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, and related Treasury Department regulations, which restrict deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our stockholder-approved stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors and have an exercise price no less than the fair market value of the shares on the date of grant. We expect that the Compensation Committee will continue to be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION COMMITTEE

Charles Carinalli

Promod Haque

Peter L. Wolken

REPORT OF THE COMPENSATION COMMITTEE

ON THE VOLUNTARY OPTION EXCHANGE PROGRAM

In early 2003, the Compensation Committee began considering the options held by our employees and the fact that a broad decline in the price of Extreme Networks common stock resulted in a substantial number of stock options granted pursuant to the 1996 Amended Stock Option Plan, the 2000 Nonstatutory Stock Option Plan and the 2001 Nonstatutory Stock Option Plan (collectively, the “Plans”) having exercise prices well above the recent historical trading prices of our common stock. Management advised the Compensation Committee that management believed that employee turnover was likely to increase in part because the total compensation package for long-term employees, which included substantial options with exercise prices well above the then-current trading price of the common stock, had little or no value as an incentive to retain and motivate employees. In addition, existing option grants were not competitive with competing offers from other companies, since options granted to new hires at other companies would be granted at current trading prices.

The Compensation Committee believed that (i) our success in the future would depend in large part on our ability to retain a number of our highly skilled technical and managerial personnel, (ii) competition for such personnel would continue to be intense, (iii) the loss of key employees could have a significant adverse impact on our business, and (iv) it would be important and cost-effective to provide meaningful equity incentives to employees in order to improve our performance and the value for our stockholders. The Compensation Committee considered granting new options to existing employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders and that such grants would potentially exceed the option reserve, resulting in a potential charge to earnings if the price at the time of the annual meeting of stockholders was greater than the price at the time the grants were approved. The Compensation Committee recognized that an exchange of existing options with exercise prices higher than fair market value, for new options at fair market value, would provide an additional incentive to employees based on the potential for stock price appreciation. The Compensation Committee also recognized that it could require the new options to be subject to new vesting restrictions so that optionees participating in the exchange would have incentives to remain with Extreme Networks. Considering these factors, the Compensation Committee determined it to be in the best interests of Extreme Networks and its stockholders to exchange outstanding stock options under the Plans at the optionee’s election, with new options with extended vesting and exercise prices equal to current market value, thus restoring the incentives for employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our stockholders.

Accordingly, on February 25, 2003, the Compensation Committee approved an offer to all of our employees, excluding executive officers, non-employee directors and sales executives reporting directly to the Vice President, Worldwide Sales, to exchange outstanding options with exercise prices greater than $12.00 for new options to purchase three shares of our common stock for every five shares surrendered. Any new options would be issued no earlier than six months and one day from April 21, 2003, the last day of the offer period.

The new options for all eligible options exchanged have a vesting schedule that is based on the grant date of the eligible option exchanged, and vest each month of the employee’s continuous employment with us, as follows: twenty-five percent (25%) of each option immediately vested on October 23, 2003, and (i) for employees who have been continuously employed with us for two years or more as of March 3, 2003, the remaining seventy-five percent (75%) of each option vests at a rate of 1/24 per month of continuous employment over the next two years following October 23, 2003 and (ii) for employees who have been employed with us for less than two years as of March 3, 2003, the remaining seventy-five percent (75%) of each option vests at a rate of 1/36 per month of continuous employment over the next three years following October 23, 2003.

The option exchange was completed in its entirety on October 23, 2003; options for 9,294,746 shares with exercise prices ranging from $12.00 to $91.375 were canceled on April 22, 2003, and options for 5,069,322 shares were issued at an exercise price equal to the fair market value of our common stock on October 23, 2003. All new options terminate no later than 10 years from October 23, 2003. Solely as a result of the option exchange program, the total number of outstanding options were reduced by 4,225,424.

COMPENSATION COMMITTEE

Charles Carinalli

Promod Haque

Peter L. Wolken

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a stock price performance graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies) and the Nasdaq Computer Manufacturing Stocks Index for the period commencing April 9, 1999, the date of our initial public offering, and ending on June 27, 2003(1).

(1)	Assumes that $100 was invested April 9, 1999 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The last market trading day of fiscal year ended June 29, 2003 was June 27, 2003.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be brought before the annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the rules of the Securities and Exchange Commission. In order for a stockholder proposal to be properly brought before the annual meeting, the proposal must be timely and received at our principal executive offices, addressed to the Secretary, not later than June 30, 2004, or 120 days prior to the one-year anniversary of this year’s mailing date for the Proxy Statement. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than June 30, 2004. If no annual meeting was held in the previous year, the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or the proposal is for a special meeting, stockholder proposals may be brought not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

If a stockholder proposal is brought before the 2004 annual meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we provide information in our 2004 proxy statement (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2003 annual meeting of stockholders, other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

COMMUNICATING WITH EXTREME NETWORKS

You can obtain information about Extreme Networks by one of the following methods:

1.    Extreme Networks’ home page on the Internet, located at www.extremenetworks.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the Securities and Exchange Commission. Online versions of this Proxy Statement, our 2003 Annual Report to Stockholders on Form 10-K, and our letter to stockholders are located at http://www.extremenetworks.com/aboutus/investor/fdoc.asp.

2.    To have information such as our latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please contact our Investor Relations at (408) 579-3030.

For all other matters, please contact our Investor Relations at (408) 579-3030, or send your correspondence to the following address:

Extreme Networks, Inc. 3585 Monroe Street Santa Clara, CA 95051 Attn: Investor Relations

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of stockholder communications at http://www.extremenetworks.com/aboutus/investor/Default.asp. For more information, see “Electronic Delivery of Stockholder Communications.”

BY ORDER OF THE BOARD OF DIRECTORS

Gordon L. Stitt Chairman of the Board of Directors

October 27, 2003

ANNEX A

EXTREME NETWORKS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.    STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including the structure, processes and membership requirements.

The primary functions of the Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the Company. These functions include: (i) reviewing and reporting to the Board on financial reports and financial information to be disclosed by the Company and the Company’s compliance with legal and regulatory requirements; (ii) reviewing the qualifications, independence and performance, and approving the terms of engagement, of the Company’s independent auditors; and (iii) reviewing the performance of the Company’s internal audit function. Consistent with this role, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels within the Company. In performing these functions, the Committee shall:

•	Retain the independent auditors of the Company, evaluate their independence, qualifications and performance, and approve the terms of engagement of the independent auditors for audit services and non-audit services. Regularly communicate with the independent auditors, financial and senior management of the Company and regularly report to the Board.

•	Establish and observe complaint procedures regarding accounting or internal auditing controls.

The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this Charter. The Committee may also perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, none of whom shall:

•	accept any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board, or

•	be an affiliated person of the Company or any subsidiary of the Company.

Each member of the Committee shall meet the requirements of an “independent” director as set forth in the rules established by NASDAQ.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member shall have past employment experience in finance or public accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities. No Committee member shall simultaneously serve on the audit committee of more than three public companies.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee shall meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements, financial reports and other public disclosure of the Company’s financial condition and results of operations. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also present its summaries of recommendations to the Board to be incorporated as part of the minutes of the board meeting at which those recommendations are presented.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.    Oversight of the Company’s Independent Auditors

The Committee shall be directly and solely responsible for the engagement and oversight of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work. Each independent auditor shall report directly to the Committee. The Committee shall:

1.	Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

2.	Adopt a policy assuring the rotation, as required by law, of the lead audit partner every five years, assess firm independence, and report to the Board on its conclusions.

3.	Approve in advance the engagement of the independent auditor for any non-audit services, based on independence, qualifications and, if applicable, performance. Approve the range of fees and other terms of any such engagement. If deemed appropriate, delegate preapproval authority to a member of the Committee. The decisions of any member of the Committee to whom such authority is delegated shall be presented to the full Committee at its next scheduled meeting after any such approval has been granted.

4.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

5.	Approve as necessary the termination of the engagement of the independent auditors and select replacement independent auditors.

6.	Establish policies for the hiring of employees or former employees of the independent auditor, taking into account the impact of such policies on auditor independence, regulations of the Securities and Exchange Commission and stock exchange listing standards.

7.	Review any auditing or accounting issues presented by the independent auditor and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the audit firm to the Company.

8.

Review with the independent auditors on a quarterly basis the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principals that the independent auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors.

9.	Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s polices and procedures to assess, monitor, and manage business risk and legal and ethical compliance programs.

10.	Meet separately on a periodic basis with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting the attention of the Committee. Provide sufficient opportunity for the internal auditors and independent auditors to meet privately with the members of the Committee. Review with the independent auditor any audit problems or difficulties and the response of management.

B.    Review of Charter, Financial Reporting, Policies and Processes

To fulfill its responsibilities and duties the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1.	Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements, any certification, report, opinion or review rendered by the independent auditors, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	Review and discuss earnings press releases and other information provided to analysts and rating agencies, including “pro forma” or adjusted financial information.

4.	Review annually with management its assessment of the Company’s internal controls and procedures for financial reporting, with the independent auditors the attestation to and report on, the assessment made by management of the effectiveness of the Company’s internal control structure and procedures for financial reporting, each as required under the rules of the Securities and Exchange Commission, and consider whether any changes to the internal controls processes and procedures are appropriate based on management’s assessment or the independent auditor’s report.

5.	Review and discuss with management and the independent auditors any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations.

6.	Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

7.	Report to the Board regarding any audit opinions that contain going concern qualifications.

8.	Provide oversight and review of the Company’s asset management policies, including a periodic review of the Company’s investment policies and performance.

C.    Risk Management, Related Party Transactions, Legal Compliance and Ethics

1.	Review with the principal executive and financial officers of the Company any report on significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2.	Approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and other improprieties.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4.	Adopt a Code of Ethics for Senior Financial Officers and review, approve and require prompt disclosure to the public of any change in or waiver of the Code of Ethics for Senior Financial Officers. Review conduct alleged to be in violation of the Code of Ethics for Senior Financial Officers and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct. Take such actions, including review of conduct alleged to be in violation of the Company’s Code of Business Conduct and Ethics, and adoption of remedial, disciplinary, or other measures with regard to such actions, as may be necessary or appropriate under the Code of Business Conduct and Ethics.

5.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

7.	Review, with the Company’s legal counsel and accounting advisors, and report to the Board on legal compliance matters including corporate securities trading policies, and disclosure of insider and related-party transactions. Meet and discuss with the Company’s legal counsel any report provided by such counsel concerning evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent, and adopt, as necessary, appropriate remedial measures.

8.	Prepare the Committee’s report required by the rules of the Securities Exchange Commission to be included in the Company’s annual proxy statement.

ANNEX B

EXTREME NETWORKS

EMPLOYEE STOCK PURCHASE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    Establishment.    This Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”).

1.2    Purpose.    The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.

1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.    DEFINITIONS AND CONSTRUCTION.

2.1    Definitions.    Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)    “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)    “Company” means Extreme Networks, Inc. a Delaware corporation, or any successor corporation thereto.

(e)    “Compensation” means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

(f)    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g)    “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h)    “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion. If, as of any date, there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock.

(i)    “Offering” means an offering of Stock as provided in Section 6.

(j)    “Offering Date” means, for any Offering, the first day of the Offering Period with respect to such Offering.

(k)    “Offering Period” means a period established in accordance with Section 6.1.

(l)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(m)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n)    “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(o)    “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p)    “Purchase Date” means, for any Purchase Period, the last day of such period.

(q)    “Purchase Period” means a period established in accordance with Section 6.2.

(r)    “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s)    “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t)     “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u)    “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(v)    “Subscription Date” means ten (10) business days prior to the Offering Date (or Purchase Date, for newly eligible employees), or such earlier date as the Company shall establish.

(w)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2    Authority of Officers.    Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3    Policies and Procedures Established by the Company.    The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

4.    SHARES SUBJECT TO PLAN.

4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Seven Million (7,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    ELIGIBILITY.

5.1    Employees Eligible to Participate.    Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)    Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

(b)    Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2    Exclusion of Certain Stockholders.    Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.    OFFERINGS.

6.1    Offering Periods.    Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings (an “Offering Period”). The first Offering Period shall commence on the Effective Date and end on April 30, 2000 (the “Initial Offering Period”). Subsequent Offerings of twelve (12) months duration shall commence on the first day of February, May, August and November each year and end on the last day of the following January, April, July and October, respectively. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2    Purchase Periods.    Each Offering Period shall consist of four (4) consecutive Purchase Periods of approximately three (3) months duration, or such other number or duration as the Board shall determine. However, the Purchase Period commencing on the Offering Date of the Initial Offering Period shall end on July 31, 1999. Subsequent Purchase Periods within the Initial Offering Period shall commence on August 1, 1999, November 1, 1999 and February 1, 2000. Offering Periods commencing after the Initial Offering Period shall consist of four (4) three (3)-month Purchase Periods, commencing on May 1, August 1, November 1 and February 1. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.    PARTICIPATION IN THE PLAN.

7.1    Initial Participation.    An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the Company. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall be eligible to participate in such Offering Period commencing as of the date following the next subsequent Purchase Date, provided such Employee properly completes and delivers to the Company a Subscription Agreement prior to the relevant Subscription Date and such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2    Continued Participation.    A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.    RIGHT TO PURCHASE SHARES.

8.1    Grant of Purchase Right.    Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase, on each Purchase Date within such Offering Period, that number of whole shares of Stock determined by dividing the aggregate payroll deductions collected from the Participant by the applicable Purchase Price on such Purchase Date; provided, that no Participant may purchase more than One Thousand Two Hundred Fifty (1,250) shares of Stock on any Purchase Date.

8.2    Calendar Year Purchase Limitation.    Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

8.3    Aggregate Purchase Limitation.    Notwithstanding any provision of the Plan to the contrary, in no event shall the aggregate number of shares of Stock under the Plan to be purchased by all Participants on a Purchase Date exceed Three Hundred Thousand (400,000). The Board in its discretion may make any pro rata adjustment necessary to effectuate this Section.

9.    PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.    ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1    Amount of Payroll Deductions.    Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

10.2    Commencement of Payroll Deductions.    Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3    Election to Change or Stop Payroll Deductions.    During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

10.4    Administrative Suspension of Payroll Deductions.    The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.2. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning of the next Purchase Period the Purchase Date of which falls in the following calendar year.

10.5    Participant Accounts.    Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6    No Interest Paid.    Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

10.7    Voluntary Withdrawal from Plan Account.    A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

11.    PURCHASE OF SHARES.

11.1    Exercise of Purchase Right.    On each Purchase Date, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Purchase Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2    Pro Rata Allocation of Shares.    In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the limit provided for in Section 8.3, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3    Delivery of Certificates.    As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4    Return of Cash Balance.    Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5    Tax Withholding.    At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6    Expiration of Purchase Right.    Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7    Reports to Participants.    Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

12.    WITHDRAWAL FROM OFFERING OR PLAN.

12.1    Voluntary Withdrawal from the Plan.    A Participant may withdraw from the Plan by signing and delivering to the Company a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose a requirement that the notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2    Automatic Withdrawal from an Offering.    If the Fair Market Value of a share of Stock on a Purchase Date of an Offering Period (other than the final Purchase Date of such offering) is less than the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date.

12.3    Return of Payroll Deductions.    Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.    TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

14.    CHANGE IN CONTROL.

14.1    Definitions.

(a)    An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)    A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2    Effect of Change in Control on Purchase Rights.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.    NONTRANSFERABILITY OF PURCHASE RIGHTS.

A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

16.    COMPLIANCE WITH SECURITIES LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.    RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.    LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.    NOTIFICATION OF SALE OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two (2) years from the date of granting such Purchase Right or one (1) year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.    NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.    AMENDMENT OR TERMINATION OF THE PLAN.

The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, provided that the Board may terminate the Plan (and any Offering thereunder) on any Purchase Date if the Board determines that such termination is in the best interests of the Company and its stockholders except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the “Additional Shares”), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

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Ù  DETACH PROXY CARD HERE  Ù

EXTREME NETWORKS, INC.

Proxy for the Annual Meeting of Stockholders

To be held on Wednesday, December 3, 2003

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Gordon Stitt, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Extreme Networks, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Extreme Networks, Inc. to be held at the Executive Briefing Center at the Extreme Networks, Inc. headquarters located at 3585 Monroe Street, Santa Clara, California 95051 on Wednesday, December 3, 2003 at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 27, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 4 SET FORTH IN THE PROXY STATEMENT.

Address Change:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

EXTREME NETWORKS, INC. C/O MELLON INVESTOR SERVICES 235 MONTGOMERY STREET, 23RD FLOOR SAN FRANCISCO, CA 94104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Extreme Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

EXTRM1                            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXTREME NETWORKS, INC.

A vote FOR the following proposals is recommended by the Board of Directors:
		For All	Withhold All	For All Except	To withhold authority to vote for the nominee, mark “For All Except” and write the nominee’s name on the line below.
1.	To elect the Class II directors to hold office for a three-year term and until their successors are elected and qualified or until their earlier resignation or removal:

	Nominee: 01) Bob L. Corey	☐	☐	☐
02) Peter Wolken
					For	Against	Abstain

2.	To amend the Extreme Networks, Inc. Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be issued thereunder by three million (3,000,000) shares.				☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Extreme Networks, Inc.’s independent auditors for the fiscal year ending June 27, 2004.				☐	☐	☐

4.	The transaction of such other business as may properly come before the meeting.

Please sign here.    If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

For address changes, please check this box and write them on the back where indicated			☐

Please indicate if you plan to attend this meeting		☐	☐
		Yes	No

Signature (PLEASE SIGN WITHIN BOX) Date			Signature (Joint Owners)				Date